EXHIBIT 10.4

STONEMOR

EMPLOYEE UNIT PURCHASE PLAN

Section 1. Purpose. The purpose of the Plan is to promote the interests of the Company and Stonemor Partners L.P., a Delaware limited partnership (the “Partnership”), by providing employees of the Company and its Affiliates (as defined below) a cost-effective program to enable them to acquire or increase their ownership of Units and to provide a means whereby such individuals may develop a sense of proprietorship and personal involvement in the development and financial success of the Partnership, and to encourage them to devote their best efforts to the business of the Partnership, thereby advancing the interests of the Partnership and the Company.

Section 2. Definitions. As used in this Plan:

“Account” means a separate bookkeeping account maintained by the Employer or Custodian for a Participant.

“Affiliate” means any entity (i) in which the Company or the Partnership has a direct or indirect significant business interest or (ii) which has a significant equity interest, directly or indirectly, in the Company, as determined by the Committee in its discretion.

“Board” means the Board of Directors of the Company.

“Committee” means the Compensation Committee of the Board.

“Custodian” means the person engaged by the Company to perform administrative services for the Plan, as provided in the services agreement with such person.

“Eligible Compensation” means, with respect to an Eligible Employee, his or her base salary or hourly wages plus overtime pay. No other items of compensation shall be considered.

“Eligible Employee” means any Employee who is classified by an Employer as an active employee and whose regularly scheduled work week is at least [30] hours per week, but excluding any such Employee covered by a collective bargaining agreement with an Employer unless such bargaining agreement provides for his or her participation in the Plan.

“Employee” means any individual who is an employee of an Employer.

“Employer” means the Company and any Affiliate that the Committee has designated as a participating entity.

“Participant” means an Eligible Employee with an Account under the Plan.

“Purchase Period” means each calendar year (the first Purchase Period shall be a “short” year beginning on the effective date of the Plan); provided, however, if the Purchase Period ends during a period in which Units may not be purchased by employees pursuant to either applicable securities laws or a Company Insider Trading Policy, the purchase of Units for such Purchase Period shall be made as soon as reasonably practical following the end of such prohibited purchase period.

“Rule 16b-3” means Rule 16b-3 of the Securities and Exchange Commission (or any successor rule to the same effect) as in effect from time to time.

“Units” mean a limited partnership interest in the Partnership represented by Common Units as set forth in the Partnership Agreement and described in the Registration Statement for the securities of the Partnership.

Section 3. Units Available Under Plan. Subject to adjustment as provided in this Section 3, a maximum of [______] Units may be delivered under the Plan. Units to be delivered under the Plan may be Units acquired in the open market or directly from the Partnership, the Employers or any other person, or any combination of the foregoing. In the event that any change is made to the Units deliverable under the Plan, the Committee may make appropriate adjustments in the kind of Units deliverable under the Plan. In the event the Committee determines that any distribution, recapitalization, split, reverse split, reorganization, merger, consolidation, spin-off, combination, or exchange of Units or other securities of the Partnership, issuance of warrants or other rights to purchase Units or other securities of the Partnership, or other similar transaction or event affects the Units such that an adjustment in the maximum number of Units and/or the kind and number of securities deliverable under the Plan is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may make appropriate adjustments to the maximum number of Units and/or the kind and number of securities deliverable under the Plan. The adjustments determined by the Committee shall be final, binding and conclusive.

Section 4. Employee Elections. An Eligible Employee may purchase Units under this Plan upon the following terms and conditions:

(a) An Eligible Employee may enroll in the Plan on or after the first day on which he or she becomes an Eligible Employee. An Eligible Employee may elect to have his or her Employer withhold on an after-tax basis from his or her Eligible Compensation for each pay period during such Purchase Period beginning on or after he or she becomes a Participant a designated whole percentage of his or her Eligible Compensation for such pay period ranging from 1% to [10%] for the purchase of Units hereunder. An Eligible Employee may cancel or change (within the above limitations) his or her withholding election at any time. All Eligible Employee elections and any changes to an election shall be in such form as the Committee or its delegate may establish from time to time and shall be effective as soon as administratively feasible after its receipt.

(b) Each withholding election made by an Eligible Employee hereunder shall be an ongoing election until the earlier of the date changed by the Eligible Employee, or the date the Eligible Employee ceases to be eligible to participate in the Plan. Eligible Employees may only make contributions through payroll deductions.

(c) The Employer shall maintain or cause to be maintained for each electing Eligible Employee a separate Account reflecting the aggregate amount of his or her Eligible Compensation that has been withheld and not yet applied to the purchase of Units for such Eligible Employee. Amounts of Eligible Compensation withheld by the Employer shall not be segregated from the general assets of the Employer and shall not bear interest.

(d) If prior to the end of a Purchase Period a Participant ceases to be an Eligible Employee, takes an unpaid leave of absence, or stops all deductions under the Plan, all amounts, if any, of his or her Eligible Compensation that have been withheld through such date for such Purchase Period shall be returned to the Participant as soon as reasonably practical.

(e) If Units purchased with respect to a Purchase Period are disposed of by the Participant within [12] months of the end of a Purchase Period, the Participant will be suspended from future participation in the Plan for a period of [12] months from the date of such disposition.

Section 5. Unit Purchases. On or as soon as reasonably practical following the end of each Purchase Period, the Company shall purchase or cause to be purchased the maximum number of Units that may be purchased with the Participant contributions for such Purchase Period. If Units are purchased in the open market over several days, the price of the Units allocated to each affected Participant for that Purchase Period shall be based on the weighted average of the purchase prices actually paid for the Units so acquired.

Section 6. Unit Purchase Allocations. The Units acquired under the Plan for a Purchase Period shall be allocated to Participants in proportion to (i) the sum of their contributions for that Purchase Period, over (ii) the total of all Participant contributions applied to the purchase of Units for the Purchase Period.

Section 7. Plan Expenses. The Employer shall pay, other than from the Accounts, all brokerage fees for the purchase, but not the sale, of Units and all other costs and expenses of administering the Plan, including the fees of any Custodian. Any fees for the issuance and delivery of certificates to a Participant (or beneficiary) shall be paid by the Participant (or beneficiary). Participants shall be responsible for, and shall pay, any brokerage fees and other costs and expenses incurred in connection with the sale of such Participant’s Units.

Section 8. Sale or Delivery of Units to Participants. Except as provided below, Units purchased under the Plan shall be held by the Company or a Custodian. A Participant may elect at any time to have any or all Units allocated to the Participant’s Account sold on behalf of, or delivered to, the Participant or transferred to a brokerage account.

Section 9. No Delivery of Fractional Units; Custodian. Notwithstanding any other provision contained herein, the Employer or Custodian will not be required to deliver any fractional Units to a Participant pursuant to this Plan, although a Participant’s Account may be credited with a fractional Unit for record keeping purposes. The Company may enter into a service agreement with a Custodian that provides for the Custodian to hold on behalf of the Participants the cash contributions, the Units acquired under the Plan and distributions on such Units, provided such agreement permits a Participant to direct the Custodian to either sell, deliver to the Participant a certificate for the Units held for such Participant or transfer the Units to a brokerage account, subject to the limitations in the Plan.

Section 10. Withholding of Taxes. To the extent that the Employer is required to withhold any taxes in connection with an Eligible Employee’s contributions or the purchase of Units for an Eligible Employee, it will be a condition to the receipt of such Units that the Eligible Employee make arrangements satisfactory to the Employer for the payment of such taxes, which may include a reduction in, or a withholding from, the Eligible Employee’s Account, total compensation or salary or reimbursement by the Eligible Employee, as the case may be.

Section 11. Rule 16b-3 Compliance. It is intended that any purchases by an Employee subject to Section 16 of the Securities and Exchange Act of 1934 meet all of the requirements of Rule 16b-3. If any action or procedure under the Plan would otherwise not comply with Rule 16b-3, such action or procedure shall be deemed modified from inception, to the extent the Committee deems practicable, to conform to Rule 16b-3.

Section 12. Investment Representation. Unless the Units subject to purchase under the Plan have been registered under the Securities Act of 1933, as amended (the “1933 Act”), and, in the case of any Eligible Employee who may be deemed an affiliate (for securities law purposes) of the Company or the Partnership, such Units have been registered under the 1933 Act for resale by such Participant, or the Partnership has determined that an exemption from registration is available, the Employer may require prior to and as a condition of the delivery of any Units that the person purchasing such Units hereunder furnish the Employer with a written representation in a form prescribed by the Committee to the effect that such person is acquiring such Units solely with a view to investment for his or her own account and not with a view to the resale or distribution of all or any part thereof, and that such person will not dispose of any of such Units otherwise than in accordance with the provisions of Rule 144 under the 1933 Act unless and until either the Units are registered under the 1933 Act or the Employer is satisfied that an exemption from such registration is available.

Section 13. Compliance with Securities Laws. Notwithstanding anything herein or in any other agreement to the contrary, the Partnership shall not be obligated to sell or issue any Units to an Employee under the Plan unless and until the Partnership is satisfied that such sale or issuance complies with (i) all applicable requirements of the securities exchange on which the Units are traded (or the governing body of the principal market in which such Units are traded, if such Units are not then listed on an exchange), (ii) all applicable provisions of the 1933 Act, and (iii) all other laws or regulations by which the Partnership is bound or to which the Partnership is subject. The Company acknowledges that it is an affiliate of the Partnership under securities laws and it shall comply with such laws and obligations of the Partnership relating thereto as if they were directly applicable to the Company.

Section 14. Administration of the Plan.

(a) This Plan will be administered by the Committee. A majority of the Committee will constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved writing, will be the acts of the Committee.

(b) Subject to the terms of the Plan and applicable law, the Committee shall have the sole power, authority and discretion to: (i) determine which persons are Eligible Employees who may participate; (ii) determine the number of Units to be purchased by a Participant; (iii) determine the time and manner for purchasing Units; (iv) interpret, construe and administer the Plan, including without limitation determining the Blackout Periods; (v) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (vi) make a determination as to the right of any person to receive Units under the Plan; and (vii) make any other determinations and take any other actions that the Committee deems necessary or desirable for the administration of the Plan.

(c) The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable in the establishment or administration of the Plan.

Section 15. Amendments, Termination, Etc.

(a) This Plan may be amended from time to time by the Board or the Committee.

(b) This Plan will not confer upon any Employee any right with respect to continuance of employment or other service with the Company or any Affiliate, nor will it interfere in any way with any right the Company or an Affiliate would otherwise have to terminate such Employee’s employment or other service at any time.

(c) This Plan may be terminated at any time by the Board. On termination of the Plan, all amounts then credited to the Accounts for Employees shall be returned to the affected Employees.

(d) A Participant may not assign, pledge, encumber or hypothecate in any manner his or her interest in the Plan, including his or her Account.

Section 16. Term of the Plan. The Plan shall be effective on the date of its approval by the Board and shall continue until the earliest of (i) the date terminated by the Board, (ii) Units are no longer available for purchase under the Plan or (iii) the 10th anniversary of the date the Plan became effective. In the event the Plan terminates as a result of Units no longer being available, the Units then remaining shall be sold to the Participants on a pro rata basis based on their Account balances and any amounts remaining in their Accounts shall be returned to them as soon as practicable.

Section 17. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable Federal law, and to the extent not preempted thereby, with the laws of the State of Pennsylvania.